Exhibit 99.1

www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder — Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (866) 730-5768, Passcode 35065993. International Callers Dial-In (857) 350-1592, Passcode 35065993 (10 minutes before the call). Webcast: http://investor.bankrate.com/

BANKRATE ANNOUNCES THIRD QUARTER 2012 FINANCIAL RESULTS

Q3 Revenue of $116.8 million, up 3%

Q3 Adjusted EBITDA of $29.8 million, down 17%

Q3 Adjusted EPS of $0.13, down 28%

NEW YORK, NY – November 1, 2012 – Bankrate, Inc. (NYSE: RATE) today reported financial results for the third quarter ended September 30, 2012. Total revenue for the third quarter was $116.8 million compared to $112.9 million in the third quarter of 2011, an increase of 3%.

Net income for the quarter was $2.6 million or $0.03 per fully diluted share, compared to net income of $7.1 million, or $0.07 per fully diluted share in the third quarter of 2011. Earnings per fully diluted share, excluding stock based compensation expense, amortization, IPO and deal related expenses, legal settlements and other income (“Adjusted EPS”), were $0.13 for the third quarter of 2012, compared to Adjusted EPS of $0.18 for the third quarter of 2011, representing a decrease of 28%.

Adjusted earnings before interest, taxes, depreciation and amortization, excluding stock based compensation expense, IPO and deal related expenses and legal settlements (“Adjusted EBITDA”), were $29.8 million, with a margin of 25.6%, in the third quarter of 2012 compared to $36.0 million, with a margin of 31.9%, in the third quarter of 2011, a decrease of 17%.

Results for Nine Months Ended September 30, 2012

Total revenue for the nine months ended September 30, 2012 was $363.9 million compared to $310.4 million in the comparable period in 2011, representing a $53.5 million or 17% increase.

Net income was $29.0 million or $0.29 per fully diluted share for the first nine months of 2012, compared to a net loss of $27.5 million, or $0.30 per fully diluted share in the first nine months of 2011. Adjusted EPS was $0.49 for the nine months ended September 30, 2012, compared to $0.43 for the same period in 2011, representing an increase of 14%.

Adjusted EBITDA was $105.2 million for the first nine months of 2012, compared to $96.9 million in the first nine months of 2011, an increase of 8.5%.

In a press release that was distributed by the company on October 15, 2012, Thomas R. Evans, President and CEO of Bankrate, Inc. stated, “We felt the need to be even more aggressive about cutting back our insurance lead volume as we received more disposition data and feedback, thereby reducing revenue in that area. We have seen meaningful improvements in quality and conversion, which we believe will result in better monetization in 2013. Although credit card traffic remains strong, we have seen no change or improvement in approvals. The core Bankrate mortgage and deposit business has been very strong in Q3 and for the year.”

2012 Guidance Reaffirmed

Bankrate reaffirms the company’s previously stated guidance provided on October 15, 2012. Bankrate expects revenue growth for the full year to be between 8 percent and 12 percent and the Adjusted EBITDA margin to be in the high 20 percent range. “The additional adjustments we have made in our insurance leads business to aggressively cut back on sources to drive higher conversion and quality has resulted in a short term reduction to our results and guidance,” Mr. Evans stated. “We will continue to execute on our strategy to move our insurance leads platform to higher quality, higher converting traffic which we believe will drive higher value and open up new product opportunities to drive growth in 2013,” Mr. Evans commented.

Third Quarter 2012 Financial Highlights

•	Total revenue for the quarter was $116.8 million, an increase of 3%, or $3.9 million from the $112.9 million in the same period last year.

•

Gross margin increased by approximately 140 bps. to 67.7% in the third quarter compared to the same period last year – helped by pricing initiatives as well as the Company’s initiative to transition to a higher conversion lead model with a greater percentage of owned and operated traffic from a high volume third party affiliate lead model.

•	Adjusted EBITDA of $29.8 million in the third quarter was 17% or $6.2 million lower compared to the third quarter of 2011.

•	Display advertising or CPM revenue in the third quarter was 31% higher compared to the same period last year.

•	Hyperlink or CPC revenue for the quarter was 56% higher compared to the same period last year.

•

Lead generation revenue, which consists of CPA and CPL revenue, was 11% lower compared to the third quarter 2011 as the Company continues to transition its insurance business to higher quality, higher converting volume and to reduce lesser converting lead sources. In addition, marketing by credit card issuers on the company’s platform was significantly lower compared to the outstanding Q3 2011 levels.

•

At the end of the third quarter, the company’s leverage ratio was 0.9x on a net debt basis based on the company’s trailing twelve month Adjusted EBITDA of $143.7 million compared to 0.8x at the end of the second quarter of 2012.

November 1, 2012 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (866) 730-5768, passcode 35065993. International participants should dial: (857) 350-1592, passcode 35065993. Please access at least 10 minutes prior to the time the conference is set to begin. A webcast of this call can be accessed at Bankrate’s website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning November 1, 2012 at 6:30 p.m. ET / 3:30 p.m. PT through November 8, 2012 at 11:59 p.m. ET / 8:59 p.m. PT. To listen to the replay, call (888) 286-8010 and enter the passcode: 38507677. International callers should dial (617) 801-6888 and enter the passcode: 38507677.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted EPS, and Gross Margin excluding stock based compensation, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet. Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, Nationwide Card Services, InsuranceQuotes.com, CarInsuranceQuotes.com, InsureMe, Bankrate.com.cn, CreditCards.ca, NetQuote.com, and CD.com. Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of nearly 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing, on average, over three million pieces of information weekly. Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, AOL, CNBC and Bloomberg. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site; increased competition and its effect on our website traffic, advertising rates, margins and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; interest rate volatility; technological changes; our ability to manage traffic on our websites and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; our ability to successfully execute on our strategy, including our quality initiative, and the effectiveness of our strategy; our ability to attract and retain executive officers and personnel; the impact of resolution of lawsuits to which we are a party; our ability to protect our intellectual property; the effects of facing liability for content on our websites; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in China and possible expansion to other international markets, in which we may have limited experience; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We undertake no obligation to update or revise forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ In thousands, except per share data)

	(Unaudited)
	September 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$71,109	$56,213
Accounts receivable, net of allowance for doubtful accounts of $1,501 and $1,534 at September 30, 2012 and December 31, 2011	60,445	60,543
Deferred income taxes	25,131	24,690
Prepaid expenses and other current assets	7,706	2,535

Total current assets	164,391	143,981

Furniture, fixtures and equipment, net of accumulated depreciation of $11,302 and $6,676 at September 30, 2012 and December 31, 2011	10,009	9,065
Intangible assets, net of accumulated amortization of $115,510 and $81,212 at September 30, 2012 and December 31, 2011	395,135	378,240
Goodwill	602,768	595,522
Other assets	12,092	10,604

Total assets	$1,184,395	$1,137,412

Liabilities and Stockholders’ Equity

Liabilities
Accounts payable	$7,668	$9,564
Accrued expenses	24,674	26,288
Deferred revenue and customer deposits	3,375	5,891
Accrued interest	4,898	10,588
Other current liabilities	13,632	3,969

Total current liabilities	54,247	56,300

Deferred income taxes	82,670	82,670
Senior secured notes, net of unamortized discount	193,857	193,613
Other liabilities	28,120	16,367

Total liabilities	358,894	348,950

Commitments and contingencies

Stockholders’ equity
Common stock, par value $.01 per share - 300,000,000 shares authorized at September 30, 2012 and December 31, 2011; 100,097,969 and 99,992,000 shares issued at September 30, 2012 and December 31, 2011; 100,047,525 and 99,992,000 shares outstanding at September 30, 2012 and December 31, 2011	1,000	1,000
Additional paid-in capital	841,101	832,797
Accumulated deficit	(15,608)	(44,595)
Less: Treasury stock, at cost 50,444 and 0 shares at September 30, 2012 and December 31, 2011	(591)	—
Accumulated other comprehensive loss	(401)	(740)

Total stockholders’ equity	825,501	788,462

Total liabilities and stockholders’ equity	$1,184,395	$1,137,412

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

($ In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenue	$116,775	$112,904	$363,920	$310,431
Cost of revenue (excludes depreciation and amortization)	37,682	38,071	115,569	111,346

Gross margin	79,093	74,833	248,351	199,085

	67.7%	66.3%	68.2%	64.1%
Operating expenses:
Sales	4,123	3,620	12,077	9,578
Marketing	34,986	24,007	97,787	59,709
Product development	4,082	3,696	12,652	10,818
General and administrative	8,302	9,990	27,469	24,978
Legal settlements	833	—	898	—
Acquisition, offering and related expenses and related party fees	(512)	1,163	367	40,858
Restructuring charges	—	—	—	238
Depreciation and amortization	14,103	10,899	38,459	32,565

	65,917	53,375	189,709	178,744

Income from operations	13,176	21,458	58,642	20,341

Interest and other expenses, net	(8,107)	(6,519)	(21,417)	(25,439)
Loss on early extinguishment of debt	—	—	—	(16,629)

Income (loss) before income taxes	5,069	14,939	37,225	(21,727)
Income tax expense	2,509	7,807	8,238	5,740

Net income (loss)	$2,560	$7,132	$28,987	$(27,467)

Basic and diluted net income (loss) per share:
Basic	$0.03	$0.07	$0.29	$(0.30)
Diluted	0.03	0.07	0.29	(0.30)
Weighted average common shares outstanding:
Basic	99,918,198	99,879,865	99,948,113	92,233,345
Diluted	100,541,993	100,427,391	101,157,285	92,233,345

Comprehensive income (loss)	$2,716	$7,000	$29,326	$(27,410)

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations - NON-GAAP

($ In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenue	$116,775	$112,904	$363,920	$310,431
Cost of revenue (excludes depreciation and amortization)	37,559	37,868	115,098	111,109

Gross margin excluding stock based compensation	79,216	75,036	248,822	199,322

	67.8%	66.5%	68.4%	64.2%

Operating expenses:
Sales	3,781	3,205	11,043	9,094
Marketing	34,719	23,785	97,045	59,450
Product development	3,744	3,248	11,501	10,295
General and administrative	7,127	8,769	24,025	23,554
Legal settlements	833	—	898	—
Acquisition, offering and related expenses and related party fees	(512)	1,163	367	40,858
Restructuring charges	—	—	—	238
Stock based compensation	2,245	2,509	6,842	2,927
Depreciation and amortization	14,103	10,899	38,459	32,565

	66,040	53,578	190,180	178,981

Income from operations	13,176	21,458	58,642	20,341

Interest and other expenses, net	(8,107)	(6,519)	(21,417)	(25,439)
Loss on early extinguishment of debt	—	—	—	(16,629)

Income (loss) before income taxes	5,069	14,939	37,225	(21,727)
Income tax expense	2,509	7,807	8,238	5,740

Net income (loss)	$2,560	$7,132	$28,987	$(27,467)

Basic and diluted net income (loss) per share:
Basic	$0.03	$0.07	$0.29	$(0.30)
Diluted	0.03	0.07	0.29	(0.30)
Weighted average common shares outstanding:
Basic	99,918,198	99,879,865	99,948,113	92,233,345
Diluted	100,541,993	100,427,391	101,157,285	92,233,345

Comprehensive income (loss)	$2,716	$7,000	$29,326	$(27,410)

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (unaudited)

($ in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenue	$116,775	$112,904	$363,920	$310,431

Gross margin excluding stock based compensation (1)	$79,216	$75,036	$248,822	$199,322

Gross margin excluding stock based compensation %	67.8%	66.5%	68.4%	64.2%

Adjusted EBITDA (2)	$29,845	$36,029	$105,208	$96,929

Adjusted EBITDA margin	25.6%	31.9%	28.9%	31.2%

Adjusted net income (3)	$12,691	$17,712	$49,620	$42,964

Adjusted EPS	$0.13	$0.18	$0.49	$0.43

Common shares outstanding (5):	100,541,993	100,427,391	101,157,285	100,427,391

(1)	Gross margin excluding stock based compensation represents gross margin plus stock based compensation classified as cost of revenue.

Reconciliation of gross margin excluding stock based compensation
Gross margin	$79,093	$74,833	$248,351	$199,085
Stock based compensation	123	203	471	237

Gross margin excluding stock based compensation	$79,216	$75,036	$248,822	$199,322

(2)	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization adjusted to exclude legal settlements; acquisition, offering and related expenses and related party fees; restructuring charges; and stock based compensation.

Reconciliation of adjusted EBITDA
Income from operations	$13,176	$21,458	$58,642	$20,341
Legal settlements	833	—	898	—
Acquisition, offering and related expenses and related party fees	(512)	1,163	367	40,858
Restructuring Charges	—	—	—	238
Stock based compensation	2,245	2,509	6,842	2,927
Depreciation and amortization	14,103	10,899	38,459	32,565

Adjusted EBITDA	$29,845	$36,029	$105,208	$96,929

(3)	Adjusted net income adds back legal settlements; acquisition, offering and related expenses and related party fees; restructuring charges; stock based compensation; and amortization.

Reconciliation of adjusted net income
Income (loss) before income taxes	$5,069	$14,939	$37,225	$(21,727)
Other income	(135)	—	(135)	—
Loss on early extinguishment of debt	—	—	—	16,629
Legal settlements	833	—	898	—
Acquisition, offering and related expenses and related party fees	(512)	1,163	367	40,858
Restructuring Charges	—	—	—	238
Stock based compensation	2,245	2,509	6,842	2,927
Amortization	13,305	10,425	36,147	31,507

Adjusted income before tax	20,805	29,036	81,344	70,432
Income tax (3)	8,114	11,324	31,724	27,468

Adjusted net income	$12,691	$17,712	$49,620	$42,964

(4)	Assumes 39% income tax rate.
(5)	Pro forma for post-IPO share count for 2011 periods presented.